8% CONVERTIBLE SECURED PROMISSORY NOTE

$551,625	October 4, 2002

N-1

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

          FOR VALUE RECEIVED, ALLIANCE PHARMACEUTICAL CORP., a New York corporation (the "Company"), hereby promises to pay to the order of _______________________ (the "Holder"), the principal amount of Five Hundred Fifty One Thousand Six Hundred Twenty Five Dollars ($551,625) in lawful money of the United States of America, on the terms set forth in section 2 hereof. This Note is being issued by the Company along with similar convertible notes also designated as 8% Convertible Secured Promissory Notes (the "Other Notes," and together with this Note, the "Notes") pursuant to that certain Convertible Secured Note Purchase Agreement, dated October 4, 2002, between the Company and the other signatories thereto (the "Purchase Agreement"). The obligations under the Notes are secured by a priority security interest in certain assets of the Company (the "Collateral") pursuant to the Imagent Security Agreement, dated as of October 4, 2002 (the "Security Agreement"), made by the Company to the Collateral Agent (as defined in the Purchase Agreement) for the benefit of the Holders (as defined below), the General Collateral Security Agreement, dated as of October 4, 2002 (the "General Collateral Security Agreement") made by the Company to the Collateral Agent for the benefit of the Holders and the Imagent and Oxygent Patent and Trademark Security Agreement, dated as of October 4, 2002 (the "Patent and Trademark Security Agreement") made by the Company to the Collateral Agent for the benefit of the Holders.

           1. Definitions. The following terms shall have the meanings ascribed to them below:

           "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

           "Conversion Amount" means the portion of the principal amount of this Note being converted plus any accrued and unpaid interest thereon through the Conversion Date each as specified in the notice of conversion in the form attached as Exhibit 1 hereto (the "Notice of Conversion").

           "Conversion Date" means, for any conversion, the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Company at or before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Company.

           "Conversion Price" shall mean $0.35 per share of common stock of the Company, subject to adjustment as set forth herein.

           "Daily Market Price" means, as of any date of determination, the daily volume weighted average sale price for the Common Stock (as defined below), for the Trading Day immediately preceding such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such trading day and further shall be subject to adjustment as provided herein) on the principal United States securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the volume weighted average price for the Common Stock in the OTC Bulletin Board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the volume weighted average of the bid prices of any market makers for such security as reported in the "pink sheets" by the Pink Sheets LLC, in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date which was a Trading Day. For the avoidance of doubt, the Trading Day immediately preceding any Conversion Date is the last calendar day that is a Trading Day and which is immediately preceding the Conversion Date. If the Daily Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Daily Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holders of a majority of the principal amount and interest of the Notes outstanding, with the costs of such appraisal to be borne by the Company.

           "Trading Day" means any day on which the principal United States securities exchange or trading market where the Common Stock (as defined below) is then listed or traded, is open for trading.

           2. Payments of Interest and Principal. Subject to the provisions of section 3 below, payments of principal plus interest on the unpaid principal balance of this Promissory Note (this "Note") outstanding from time to time shall be payable in accordance with the following:

                     (a) Interest. During the period commencing on the date hereof and terminating on the Maturity Date (as defined herein), interest on the unpaid principal amount of this Note shall accrue at a rate equal to 8% per annum, computed on the basis of actual days elapsed over a 360-day year, and shall be payable semi-annually (commencing on March 30, 2003) up to and including the Maturity Date (as defined below).

                     (b) Principal. The principal balance outstanding on this Note shall be due and payable to the Holder on October 4, 2004 (the "Maturity Date"). Contemporaneously with the repayment of this Note, the Holder shall surrender this Note, duly endorsed, at the office of the Company.

                     (c) Payments. Except as provided in section 2(d) below, all payments of principal, interest, fees and other amounts due hereunder shall be made by the Company in lawful money of the United States of America by wire transfer or by any other method approved in advance by the Holder to the account of the Holder at the address of the Holder set forth in section 10 hereof or at such other place designated by the Holder in writing to the Company.

                     (d) Payment Shares. (i) The Company, at its election, may make any payment of interest on this Note wholly or partly in shares of the Company's common stock (the "Common Stock"), par value $0.01 per share (the "Payment Shares"). If the Company elects to use Payment Shares it shall provide the Holder with notice of such election at least ten (10) days prior to the applicable interest payment date. On the interest payment date, the Company shall deliver to the Holder the number of Payment Shares equal to the quotient obtained by dividing (A) 120% of the cash interest payment amount by (B) the Payment Share Value (as defined below). Notwithstanding the above, if the Payment Share Value shall be less than the Conversion Price, the Company shall not be permitted to use Payment Shares to make an interest payment and shall be required to make such interest payment in lawful money of the United States of America as provided in section 2(c) above.

                               (ii) Value of Payment Shares. The Payment Shares shall be valued at 100% of the average closing bid price of the Company's Common Stock on the Nasdaq Stock Market, Inc. National Market System ("Nasdaq") or such other securities exchange or other market on which the Common Stock is trading, as reported by Bloomberg, L.P., for the twenty (20) trading days ending on the trading day prior to the applicable interest payment date. Such value shall be referred to herein as the "Payment Share Value."

                               (iii) Payment Shares Validly Issued. The Payment Shares, when issued pursuant to and in compliance with this section 2(d)(iii), shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof is in all respects hereby authorized; and the issuance thereof, together with lawful money of the United States of America, if any, paid in lieu of fractional shares of Common Stock, will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligation to pay the interest on this Note to which such Payment Shares relate.

                               (iv) Registration of Payment Shares. All Payment Shares shall be registered under the Securities Act of 1933 and free of all restriction on resales.

                               (v) Electronic Transmission of Payment Shares. If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Holder thereof is not then required to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Payment Shares to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Payment Shares. Further, the Holder may instruct the Company to deliver to the Holder physical certificates representing the Payment Shares in lieu of delivering such shares by way of DTC Transfer.

                     (e) Acceleration of the Maturity Date. Notwithstanding any other provision in this Note to the contrary, this Note shall become due and payable together with all accrued interest due on the outstanding principal amount hereunder, at the option of the Holder exercised by written notice to the Company, in the case of clauses (i) to (ix) below and without notice or any other action by Holder in the case of clauses (x) to (xii) below, in the event that (i) the Company fails to pay the principal of or interest on this Note as and when due; (ii) the Company shall default in the performance of or otherwise breach any of its representations and warranties or other obligations set forth in the Convertible Secured Note Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), between the Company and the Holder and the holders (together with the Holder, the "Holders") of the other notes issued pursuant to the Purchase Agreement (the "Other Notes") or any of the Transaction Documents (as defined in the Purchase Agreement), and if such default is capable of cure, such default remains uncured beyond any applicable cure period; (iii) the Holder shall not have the right to enforce its remedies under section 8 of the Security Agreement, section 9 of the General Collateral Security Agreement, or section 7 of the Patent and Trademark Security Agreement; (iv) the Holder shall not have a perfected security interest in the Collateral (as defined, and pursuant to the terms set forth, in the Security Agreement, the General Collateral Security Agreement and the Patent and Trademark Security Agreement) (v) the Company's Common Stock (including any Conversion Shares or Payment Shares once registered under the Securities Act of 1933) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or is not eligible for trading on the OTC Bulletin Board for an aggregate of 10 trading days in any nine month period; (vi) the Company fails to remove any restrictive legend of any certificate or any Conversion Shares issued to the Holders of the Notes upon conversion of any of the Notes as and when required by this Note, or the Purchase Agreement, and any such failure continues uncured for ten (10) business days after the Company has been notified thereof in writing by the Holder; (vii) the Company fails to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness of the Company in excess of $500,000 due to any third party (including, without limitation, any of the Other Notes), other than payments contested by the Company in good faith, or otherwise is in breach or violation of any agreement for monies owed or owing in an amount in excess of $500,000 which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder; (viii) the entry of a final judgment against the Company, which is not subject to appeal by the Company, in an amount in excess of $500,000, or the attachment or seizure of or levy upon any property of the Company to satisfy an obligation of the Company; (ix) the Company provides notice to any Holder of the Notes, including by way of public announcement, at any time, of its intention not to issue, or otherwise refuses to issue, Conversion Shares to any Holder of the Note upon conversion in accordance with the terms of the Notes (other than due to the circumstances contemplated by section 3(h) and section 4 for which the Holders shall have the remedies set forth therein); (x) the Company shall file a petition under bankruptcy, insolvency or debtor's relief law or make an assignment for the benefit of its creditors; (xi) proceedings shall be instituted against the Company before a court of competent jurisdiction under any federal or state bankruptcy law that (X) is for relief against the Company in an involuntary case brought with respect to the Company in such court, (Y) seeks to appoint a custodian, receiver or other similar official for all or substantially all the Company's property or (Z) seeks to liquidate the Company, and such proceedings remain unstayed and in effect for sixty (60) days; or (xii) an Event of Default occurs and is continuing under the Security Agreement, the General Collateral Security Agreement, or the Imagent and Oxygent Patent and Trademark Security Agreement. In the event that the payment of principal and interest due hereunder is accelerated pursuant to subsection 2(e), interest shall continue to accrue at 18% per annum as of the date of such acceleration until such date as the Holder is paid in full under this Note.

           3. Conversion.

                     (a) Conversion At the Option of the Holder. Subject to the limitations on conversions contained in section 3(h) and section 4 the Holder may, at any time and from time to time on or after the date hereof, convert all or any part of the outstanding principal amount of this Note, plus all accrued interest thereon through the Conversion Date, into a number of fully paid and nonassessable shares of Common Stock ("Conversion Shares") upon payment of the Conversion Price. The number of shares of Common Stock issuable upon payment of the Conversion Price shall be determined in accordance with the following formula:

Conversion Amount
Conversion Price

                     (b) Mechanics of Conversion. In order to effect a conversion pursuant to this section 3, the Holder shall: (a) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Company or the transfer agent for the Common Stock and (b) surrender or cause to be surrendered this Note, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Company or the transfer agent. Upon receipt by the Company of a facsimile copy of a Notice of Conversion from a Holder, the Company shall immediately send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Company expects to deliver the Conversion Shares issuable upon such conversion and the name and telephone number of a contact person at the Company regarding the conversion. The Company shall not be obligated to issue Conversion Shares upon a conversion unless either this Note is delivered to the Company or the transfer agent as provided above, or the Holder notifies the Company or the transfer agent that such certificates have been lost, stolen or destroyed and delivers the documentation to the Company required by section 13.

                     (c) Delivery of Conversion Shares Upon Conversion. Upon the surrender of this Note accompanied by a Notice of Conversion, the Company shall, no later than the later of (a) the second business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to section 13) (the "Delivery Period"), issue and deliver to the Holder or its nominee (x) that number of Conversion Shares issuable upon conversion of the portion of this Note being converted and (y) a new Note in the form hereof representing the balance of the principal amount hereof not being converted, if any. If the Company's transfer agent is participating in the DTC Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Holder thereof is not then required to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Conversion Shares to the Holder by crediting the account of the Holder or its nominee with DTC through its DTC Transfer. If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Conversion Shares. Further, the Holder may instruct the Company to deliver to the Holder physical certificates representing the Conversion Shares in lieu of delivering such shares by way of DTC Transfer.

                     (d) Adjustment to Conversion Price. The Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                               (i) Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits. If the Company, at any time while this Note is outstanding, (A) shall pay a stock dividend on its Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this section 3(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Notwithstanding the foregoing, if the Company shall combine outstanding shares of Common Stock into a smaller number of shares at any time prior to the Maturity Date, then the Conversion Price in effect immediately prior to such reverse stock split shall not be adjusted and shall remain in effect after giving effect to such reverse stock split.

                               (ii) Subscription Rights. If the Company, at any time while this Note is outstanding, shall fix a record date for the distribution to all of the Holders of Common Stock evidence of its indebtedness or assets or rights, options, warrants or other securities entitling them to subscribe for, purchase, convert to, exchange for or to otherwise acquire any security (excluding those referred to in section 3(d)(i) above), then in each such case the Conversion Price at which this Note shall thereafter be exercisable shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the closing bid price of the Common Stock determined as of the record date mentioned above, and the numerator of which shall be such closing bid price of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding twenty percent (20%) of the net assets of the Company, such fair market value shall be determined by an appraiser selected in good faith by the Holder; and provided, further, that the Company, after receipt of the determination by such appraiser shall have the right to select an additional appraiser meeting the same qualifications, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such appraiser. The Company shall pay for all such appraisals. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                               (iii) Other Events. In case of (A) any reclassification of the Common Stock into other securities of the Company, (B) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property or (C) any merger or consolidation as a result of which the holders of the Common Stock immediately prior thereto do not hold a majority of the shares of Common Stock of the surviving corporation immediately thereafter, or any sale or other disposition of all or substantially all of the assets of the Company (each of (A), (B) or (C), an "Extraordinary Event"), the Holder shall have the right thereafter to convert this Note into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Extraordinary Event, that the Holder would have been entitled to receive had it converted this Note immediately prior to such Extraordinary Event (without taking into account any limitations or restrictions on the convertibility of the Notes). In the case of an Extraordinary Event, the terms of any such Extraordinary Event shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this section 3(d)(iii) upon any conversion following such Extraordinary Event. This provision shall similarly apply to successive Extraordinary Events. For the avoidance of doubt, nothing contained in this clause (iii) shall be construed to impair the Holders rights under section 5.

                               (iv) Except as provided in subsection (v) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (iv)(A) through (iv)(H) hereof, deemed to have issued or sold, any Additional Shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger Issuance") the then-existing exercise price per share shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold in the Trigger Issuance; provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.

                     For purposes of this subsection (iv), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (iv), other than Excluded Issuances (as defined in subsection (v) hereof).

                     For purposes of this subsection (iv), the following subsections (iv)(A) to (iv)(H) shall also be applicable (subject, in each such case, to the provisions of subsection (v) hereof) and to each other subsection contained in this subsection (iv):

(A) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection (iv)(D), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(B) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, which Convertible Securities do not have a fluctuating conversion or exercise price or exchange ratio, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection (iv)(D), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection (iv).

(C) Issuance of Variable Rate Convertible Security. If the Company in any manner issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security"), then the "price per share for which Common Stock is issuable upon such conversion or exchange" for purposes of the calculation contemplated by section 3(d)(iv)(B) shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the Conversion Price on the date of issuance of such Variable Rate Convertible Security was 75% of the Conversion Price on such date (the "Assumed Variable Market Price"). Further, if the Conversion Price at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this section 3(d)(iv) with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been 75% of the Daily Market Price existing at the time of the adjustment required by this sentence.

(D) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection (iv)(A) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections (iv)(A) or (iv)(B), or the rate at which Convertible Securities referred to in subsections (iv)(A) or (iv)(B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection (iv) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection (iv) (including without limitation upon the redemption or purchase for consideration of Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(E) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor will be the amount received by the Company therefor, after deduction of all underwriting discounts or allowances in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Daily Market Price with respect to such securities thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving Company, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving Company as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Options or Convertible Securities are issued, granted or sold in conjunction with each other as part of a single transaction or in a series of related transactions, any Holder of the Notes may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the "Disregarded Securities") issued, granted or sold in such transaction or series of transactions. If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this subsection (iv)(E) for the issuance of the Disregarded Securities or upon any conversion or exercise thereof. For example, if the Company were to issue convertible notes having a face value of $1,000,000 and warrants to purchase shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of issuance of such warrants in exchange for $1,000,000 of consideration, the fair value of the warrants would be subtracted from the $1,000,000 of consideration received by the Company for the purposes of determining whether the shares of Common Stock issuable upon conversion of the convertible notes shall be deemed to be issued at a price per share below market price and, if so, for purposes of determining any adjustment to the Conversion Price hereunder as a result of the issuance of the Convertible Securities. The Company shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Holder hereof does not agree to such fair market value calculation within three business days after receipt thereof from the Company, then such fair market value will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the Holders of a majority of the principal and interest outstanding under the Notes, with the costs of such appraisal to be borne by the Company.

(F) Other Action Affecting Conversion Price. If the Company takes any action affecting the Common Stock after the date hereof that would be covered by this section 3, but for the manner in which such action is taken or structured, which would in any way diminish the value of the Notes then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

(G) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided, however, that any such adjustment in the Conversion Price shall be reversed or shall not become effective, as applicable, if the Company abandons the action to which the record date pertains.

(H) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (iv).

                               (v) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company and consistent with past practice, or (B) shares of Common Stock upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, and (C) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Note) (collectively, "Excluded Issuances").

                     (e) Covenants.

                               (i) Reservation of Conversion Shares. The Company covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, free from preemptive rights, solely for the purpose of issue upon conversion of the Notes and issuances of shares of Common Stock in accordance with section 2(d) as herein provided, the Conversion Shares and Payment Shares. The Company covenants that the Conversion Shares and any Payment Shares shall, when issued, be duly and validly issued and fully paid and non-assessable.

                               (ii) Required Registration. The Company covenants that if any Conversion Shares or Payment Shares require registration with or approval of any governmental authority under any Federal or state law, or any national securities exchange, before such shares may be issued upon conversion, the Company will use its best efforts to cause such shares to be duly registered or approved, as the case may be.

                     (f) Fractional Shares. Upon a conversion hereunder or in connection with the payment of interest in Payment Shares, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing bid price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                     (g) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to section 3, the Company, at its own expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of common stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

                     (h) No Five Percent Holders. In no event shall a Holder of this Note be entitled to receive shares of Common Stock upon conversion or in accordance with section 3(d) to the extent that the sum of (a) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (exclusive of shares of Common Stock issuable upon conversion of the unconverted portion of the Note or the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (b) the number of shares of Common Stock issuable upon the conversion of the Note or payment or interest thereon, as applicable, with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (a) above. Except as provided in the immediately succeeding sentence, the restriction contained in this subparagraph (ii) shall not be altered, amended, deleted or changed in any manner whatsoever unless the Holders of a majority of the outstanding shares of Common Stock and the Holders of a majority of the principal amount and interest of the Notes outstanding shall approve such alteration, amendment, deletion or change. In applying the foregoing, such limitation should be applied in conjunction with the application of limitations on conversion or exercise analogous to the foregoing limitation.

           4. Nasdaq Limitation.

                     (a) Shareholder Approval. If applicable, if on any date (the "Determination Date") (A) the number of shares of Common Stock issued or issuable pursuant to this Note, the Other Notes issued pursuant to the Purchase Agreement, including the Conversion Shares and the Payment Shares, and pursuant to the Warrants (as defined in the Purchase Agreement) (the "Issued Shares of Common Stock"), would exceed 19.9% of the number of shares of Common Stock outstanding as of the date hereof (the "Issuable Maximum"), (B) the Conversion Price, the value of the Payment Shares or the Exercise Price (as defined in the Warrants), as applicable, in each case at the time in effect for each of the Issued Shares of Common Stock was less than the greater of book value or the fair market value of the Common Stock, valued at the closing bid price, on the date hereof, and (C) the Company shall not have previously obtained the vote of the shareholders of the Company (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of Nasdaq (or any successor entity) to approve the issuance of shares of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book value or fair market value of the Common Stock, then with respect to (i) the aggregate principal amount of the Notes then held by the Holders for which a conversion at the Conversion Price at the time in effect, and (ii) the aggregate number of Warrant Shares (as defined in the Warrant) then held by the Warrantholder (as defined in the Warrant) which at the Exercise Price (as defined in the Warrant) at the time in effect, collectively would result in an issuance of Common Stock in excess of the Issuable Maximum (the "Excess Principal"), the Company may elect to prepay cash to the Holders in an amount equal to the then outstanding principal amount of this Note plus accrued and unpaid interest on such principal amount (the "Prepayment Amount"). Any such election by the Company must be made in writing to the Holders within five (5) days after such Determination Date and the payment of such Prepayment Amount applicable to such prepayment must be made in full to the Holders with ten (10) days after the date such notice is delivered. If the Company does not deliver timely a notice of its election to prepay hereunder or shall, if it shall have delivered such a notice, fail to pay the Prepayment Amount hereunder within fifteen (15) days thereafter, then each Holder shall have the option by written notice to the Company, to declare any such notice given to such Holder by the Company, if given, to be null and void and require the Company to either: (Y) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request unless the Company has previously used its best efforts to, but has failed to, obtain such approval (provided, that if the Company shall fail to obtain the Shareholder Approval during such 60-day period, the Holder may demand the cash payment set forth in clause (Z) herein) or (Z) pay cash to such Holder, within ten (10) days of such Holder's notice, in an amount equal to 100% of the Prepayment Amount (the "Demand Prepayment Amount") for such Holder's ratable portion of the Excess Principal. The Demand Prepayment Amount payable to the Holders pursuant to this section 4(a) shall be payable ratably in accordance with the respective principal amounts of the Notes held by the Holders on the Determination Date which is convertible into shares of Common Stock in excess of the Issuable Maximum. If the Company fails to pay any Holder the Demand Prepayment Amount in full pursuant to this section 4(a) within ten (10) days after the date payable, the Company will pay interest thereon at a rate of 20% per annum to such Holder, accruing interest daily from the date of conversion until such amount, plus all such interest thereon, if any, is paid in full. Until the Company has received the Shareholder Approval, no Holder of the Notes shall be issued, upon conversion of Notes, shares of Common Stock in an amount greater than such Holder's ratable portion of the Issuable Maximum pursuant to section 4(b) below.

                     (b) Allocations of Issuable Maximum. The Issuable Maximum shall be allocated pro rata among the Holder of this Note and the holders of the Other Notes based on the respective outstanding principal amounts of this Note and the Other Notes. Each increase in the Issuable Maximum shall be similarly allocated.

           5. Change of Control. (a) As soon as possible upon learning of a potential "Change of Control" (as defined below) the Company shall promptly make public disclosure of such potential change in control and simultaneously provide the Holder prompt written notice thereof, during which time the Holder may, by written notice to the Company, declare the principal of this Note immediately due and payable and, upon such a declaration, the maturity of this Note shall accelerate and it shall become due and payable in an amount equal to at 130% of the then unpaid principal amount of the Note, plus all accrued and unpaid interest thereon, through the payment date.

                     (b) Definition of Change of Control. A "Change of Control" shall be deemed to have occurred when (i) any person (as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing), other than a person who currently owns 25% or more of the combined voting power of Common Stock, becomes the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of a majority of the combined voting power of the Common Stock (ii) there shall have occurred under any indenture or other instrument evidencing any indebtedness or preferred equity of the Company any "change of control" (or similar term as defined in such indenture or other evidence of indebtedness or preferred equity) obligating the Company to repurchase, redeem or repay all or any part of the indebtedness or capital stock provided for therein; or (iii) the Company merges with or into another person or entity and the Corporation is not the surviving entity or sells or disposes of all or substantially all of its assets to any person or entity; (iv) the liquidation, dissolution, or the winding up of the affairs of the Company or (v) during any calendar year, individuals who at the beginning of such period constituted the Company's board of directors (and any new members of such board of directors whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Company's board of directors.

           6. Discharge of Certain Provisions.

                     (a) If: (i) at or prior to the Maturity Date the Company shall have deposited with the Collateral Agent (as defined in the Security Agreement, the General Collateral Security Agreement and the Patent and Trademark Security Agreement), in trust, funds sufficient to pay at maturity the aggregate principal amount of this Note and the Other Notes, together with all interest due thereon;

                               (ii) notice of such deposit shall have been given to the Holder and the holders of the Other Notes as to which such deposit is applicable, within ten (10) days after the date of such deposit; and

                               (iii) no event listed in section 2(e) has occurred and is continuing; and

                               (iv) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then on the date which is ninety-one (91) days after the date of such deposit by the Company with the Collateral Agent, so long as during such 90-day period no event listed in section 2(e) has occurred and is continuing (x) this Note shall cease to be of further effect and shall be deemed satisfied and discharged (except as provided herein), (y) the Company shall be entitled to release of Collateral as provided in the Security Agreement, the General Collateral Security Agreement and the Patent and Trademark Security Agreement, and (z) the Holder, on demand of the Company accompanied by an opinion of counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Note to the extent set forth herein.

                     (b) So long as this Note shall remain outstanding after it is deemed satisfied and discharged pursuant to subsection (a) above, this Note shall continue in effect following such satisfaction and discharge provided for above solely with respect to rights of registration of transfer, exchange or replacement of this Note, and rights to receive payment of the principal hereof and interest hereon in accordance with the terms of this Note from such deposited funds; provided, however, that, following such satisfaction and discharge, no claim for payment of principal of or interest on this Note shall be made against the Company. For the avoidance of doubt, payment from such funds may also be made, in the case of interest due on this Note, prior to such satisfaction and discharge.

                     (c) For the avoidance of doubt, the Holder may exercise its right to receive Conversion Shares pursuant to section 3 during the ninety-one (91) day period referred to in subsection (a) above. In the event that during the ninety-one (91) day period referred to in subsection (a) above the Holder exercises its right and receives Conversion Shares pursuant to section 3, the amount held by the Collateral Agent equal to the Conversion Price paid for the Conversion Shares received during such ninety-one (91) day period shall be returned to the Company.

           7. Transfer of Note. Upon due presentment for registration of transfer of this Note, the Company will execute, register and deliver in exchange a new Note equal in aggregate principal amount to the then unpaid principal amount of this Note, dated the date to which interest has been paid and registered in the name of the transferee. This Note shall not be transferable without the written consent of the Company (which shall not be unreasonably withheld) and, in all events shall only be transferable only to a person who is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

           8. Governing Law. This Note shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

           9. Jurisdiction. The Company irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the County of New York, State of New York in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. Nothing herein shall affect the right of the Holder to institute suit and conduct an action in any other appropriate manner, jurisdiction or court or to serve process in any other manner permitted by law.

           10. Notices. All notices and other communications given to any party hereto pursuant to this Note shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail, addressed as follows:

                     (a) If to the Company, to:

Alliance Pharmaceutical Corp.
6175 Lusk Boulevard
San Diego, California 92121
Fax number: (858) 410-5306
Attention: President

with a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Fax number: (212) 806-6006
Attention: Melvin Epstein, Esq.

Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or by overnight courier or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

           11. Company's Waivers. The Company, to the extent permitted by law, waives and agrees not to assert or take advantage of any of the following: (a) any defense based upon an election of remedies by the Holder which may destroy or otherwise impair any subrogation or other rights of the Company or any guarantor or endorser of this Note; (b) any duty on the part of the Holder to disclose any facts or other data the Holder may now or hereafter know; (c) acceptance or notice of acceptance of this Note by the Company; (d) presentment and/or demand for payment of this Note or any indebtedness or obligations hereby promised; and (e) protest and notice of dishonor with respect to this Note or any indebtedness or performance of obligations arising hereunder.

           12. Amendment; Waiver. All amendments or waivers of any of the terms hereof (including, without limitation, any waiver of acceleration of the Maturity Date) and any payment of this Note with any consideration other than cash, shall be made or effected only with the written consent of the Holders of a majority of the principal amount and interest of the Notes outstanding. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

           13. Replacement of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note by the Holder, the Company shall issue a replacement instrument, at the Company's expense, representing such Note in lieu of such lost, stolen, destroyed, or mutilated instrument, provided that the Holder agrees to indemnify the Company for any losses incurred by the Company with respect to such lost instrument (other than the cost of issuing the new instrument).

           14. Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

           15. Rank. The Notes shall rank senior to any indebtedness outstanding as of the date hereof as to repayment.

           16. Consent Rights. The Company shall not (i) declare or pay any dividends (whether in cash or stock) or otherwise make any distributions with respect to Common Stock or (ii) create or sell any securities that rank senior to or pari passu with the Notes without the written consent of the Holders of a majority of the principal amount and interest of the Note and the Other Notes outstanding.

           17. Assignability. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary contained in this Note or the Transaction Documents, this Note may be pledged and all rights of the Holder under this Note may be assigned to any affiliate or to any other person or entity without the consent of the Company, subject to the Securities Act of 1933.

           18. Cost of Collection. If default is made in the payment of this Note, the Company shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

           19. Remedies Cumulative. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder of the Note and that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, that the Holder of the Note shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

           IN WITNESS WHEREOF, the Company has caused this Note to be signed and to be dated the day and year first above written.

ALLIANCE PHARMACEUTICAL CORP. By: Name: Theodore D. Roth Title: President and Chief Operating Officer